                                                                   EXHIBIT 10.30

                        INDEMNIFICATION ESCROW AGREEMENT

                  This INDEMNIFICATION ESCROW AGREEMENT (this "Agreement") is made and entered into as of this 10th day of December, 2003 by and among KAT HOLDINGS, INC., a Delaware corporation ("KAT Holdings"), ARDATRIUM, L.L.C., as true and lawful agent and attorney-in-fact for each of the Securityholder Parties (as defined in the Merger Agreement referred to below) (the "Representative"), and WELLS FARGO BANK, N.A., as escrow agent (the "Escrow Agent").

                                    RECITALS:

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of October 27, 2003, as amended by Consent and Amendment No. 1 to the Agreement and Plan of Merger dated as of November 6, 2003 (the "Merger Agreement"), by and among KAT Holdings, Atrium Corporation, a Delaware corporation (the "Company"), and each of the Securityholder Parties, the parties have agreed that KAT Holdings shall be merged with and into the Company, with the Company as the surviving entity (the "Surviving Company") upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

         WHEREAS, the Securityholder Parties have appointed, authorized and empowered Ardatrium L.L.C. to act as their representative pursuant to Article 12 of the Merger Agreement in connection with, and to facilitate the consummation of the transactions contemplated by, the Merger Agreement and in connection with the activities to be performed under this Agreement; and

         WHEREAS, it is a condition precedent to the consummation of the Merger that KAT Holdings, the Representative and the Escrow Agent execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the "Parties"), intending legally to be bound, hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  All capitalized terms not otherwise defined herein and defined in the Merger Agreement shall have the meanings attributed to them in the Merger Agreement.

                                   ARTICLE II.

                              TERM OF THE AGREEMENT

                  The term of this Agreement shall commence on the date of this Agreement and shall continue in effect until the distribution in full of the Indemnity Escrow Fund pursuant to the terms and conditions set forth herein (the "Term").

                                  ARTICLE III.

                   ESTABLISHMENT OF THE INDEMNITY ESCROW FUND

                  3.1 Appointment of the Escrow Agent. The parties hereby appoint and designate the Escrow Agent to act as escrow agent in accordance with the terms and conditions hereof and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall have all of the rights, duties, powers and obligations provided herein.

                  3.2 Delivery of the Indemnity Escrow Fund; Receipt by Escrow Agent.

                      (a) On the Closing Date, (i) KAT Holdings shall, in accordance with Section 2.10 of the Merger Agreement, deliver to the Escrow Agent cash in the aggregate amount of $17,309,696.80 (the "First Portion of the Fund") and (ii) ML IBK Positions, Inc. shall, in accordance with Section 2.10 of the Merger Agreement, deliver to the Escrow Agent cash in the aggregate amount equal to $940,303.20 (the "Second Portion of the Fund" and together with the First Portion of the Fund, the "Indemnity Escrow Fund"), which shall be deposited in a segregated account (the "Indemnity Escrow Account"). The Indemnity Escrow Fund is being delivered to the Escrow Agent to be held under the terms of this Agreement as security for the indemnification obligations of the Company and the Securityholders to the Buyer Indemnified Parties in accordance with Article 11 of the Merger Agreement. The Indemnity Escrow Fund shall be invested and reinvested as provided in Section 3.3 below. Any interest that accrues on, and any gains on any portion of, the Indemnity Escrow Fund from such investments and reinvestments (the "Escrow Interest") shall not be considered part of the Indemnity Escrow Fund, and shall be deposited by the Escrow Agent in a segregated account (the "Escrow Interest Account") in the name of the Representative and distributed to the Securityholders in the manner set forth in a written notice given from time to time to the Escrow Agent by the Representative.

                      (b) The Escrow Agent agrees to hold and dispose of the Indemnity Escrow Fund and the Escrow Interest in accordance with the terms and conditions of this Agreement. The Indemnity Escrow Account shall be under the sole control and dominion of the Escrow Agent, subject to the terms of this Agreement, and shall require an authorized signature of the Escrow Agent in order to make withdrawals therefrom.



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


                  3.3 Investment of the Indemnity Escrow Fund.

                      (a) The Indemnity Escrow Fund may be invested, at the written direction of the Representative, in any of the following (collectively, the "Permitted Investments"): (i) United States Treasury Bills maturing within one hundred eighty (180) days of the date of purchase; (ii) demand deposit accounts, money market deposit accounts and certificates of deposit with a term not greater than one hundred eighty (180) days with a United States depository having a reported capital and surplus of not less than $50 million; (iii) commercial paper which is rated on the date of purchase in one of the two highest rating categories by both Standard & Poor's Ratings Group and Moody's Investors Service, Inc. (together, the "Rating Agencies") and matures not more than one hundred eighty (180) days from the date of purchase; and (iv) investment agreements, guaranteed investment contracts, repurchase agreements and similar investment instruments, the issuer or guarantor of which is rated in one of the two highest rating categories by both of the Rating Agencies, which instruments have a term not greater than one hundred eighty (180) days. In the absence of any direction for investing the Indemnity Escrow Fund, the Escrow Agent shall invest the Indemnity Escrow Fund in Wells Fargo 100% Treasury Money Market Fund.

                      (b) The Escrow Agent may sell or present for redemption any Permitted Investments whenever it shall be necessary in order to make any payments hereunder. The Escrow Agent shall have no liability for any loss incurred as a result of investments made or liquidated by it in accordance with the provisions of this Agreement.

                                   ARTICLE IV.

            DISTRIBUTION AND TERMINATION OF THE INDEMNITY ESCROW FUND

                  4.1 Distribution of the Indemnity Escrow Fund. Unless otherwise set forth herein and subject to the terms and conditions of this Agreement, on January 31, 2005 (the "Distribution Date"), the Indemnity Escrow Fund minus (i) any pending Claims Amount (as defined below), (ii) any amounts previously distributed to the Surviving Company pursuant to the terms of this Agreement and (iii) any amounts that the Escrow Agent is required to withhold pursuant to applicable laws for Taxes with respect to income earned on, or derived from, the Indemnity Escrow Fund for those Securityholders for whom the Representative has not provided a tax identification number to the Escrow Agent, shall be distributed by the Escrow Agent to the Securityholders in the manner set forth in a written notice given to the Escrow Agent by the Representative prior to the Distribution Date.

                  4.2 Indemnification Claims Made Against the Indemnity Escrow Fund.

                      (a) Subject to the terms and conditions set forth in the Merger Agreement, at any time following the Closing Date and prior to the Distribution Date, the Surviving Company may deliver written notice (a "Notice of Claim") to the Escrow Agent (in which case a copy of such notice shall be delivered to the Representative at the same time by the same method) to the effect that a Buyer Indemnified Party is entitled to indemnification pursuant to the Merger Agreement and is entitled to receive payment therefor out of the Indemnity Escrow Fund, and such Notice of Claim shall constitute the


                                       3
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assertion of a claim (individually, a "Claim" or collectively, "Claims") by the
Surviving Company against the Indemnity Escrow Fund. Each Notice of Claim shall be given in good faith and shall set forth in reasonable detail the amount of the Buyer Indemnified Costs giving rise to a right of indemnification, including to the extent reasonably available, documentation evidencing the nature of such Buyer Indemnified Costs. The Escrow Agent shall have no responsibility or obligation for investigating or determining the validity or sufficiency of any pending claim. The Escrow Agent shall retain (including, without limitation, from and after the Distribution Date) in the Indemnity Escrow Fund an amount equal to the Buyer Indemnified Costs claimed by the Surviving Company (a "Pending Claims Amount") until such time as the Claims in respect of such Buyer Indemnified Costs are finally resolved in accordance with the provisions of the Merger Agreement and this Agreement.

                  (b) Within the time periods described below, the Escrow Agent shall distribute money out of the Indemnity Escrow Fund upon its receipt of any of the following:

                      (i) A written notice from the Surviving Company as described in Section 4.2(a) hereof to distribute funds to pay or reimburse a Pending Claims Amount, out of the Indemnity Escrow Account so long as no written objection to such payment from the Representative is received by it in the period specified below;

                      (ii) A certified order or ruling from a court instructing it to do so (a "Court Order"); or

                      (iii) Joint written instructions of the Surviving Company and Representative.

         Distributions shall be made within fifteen (15) days following Escrow Agent's receipt of (A) any such instruction under clause (iii) above or (B) any Court Order under clause (ii) above, so long as it has not received notice of an application for a stay of such Court Order or notice of appeal therefrom or (c) the written notice under clause (i) above so long as it has not received written notice from the Representative objecting thereto after receipt of such notice prior to the end of such fifteen (15) day period.

              4.3 No Transfer of Interest in Indemnity Escrow Fund. Upon the consummation of the Merger in accordance with the Merger Agreement, the Parties hereto acknowledge and agree that any and all interest of KAT Holdings in the Indemnity Escrow Fund shall be transferred and assigned to the Surviving Company as the successor to KAT Holdings, and, upon the consummation of the Merger, the Surviving Company shall be deemed for all purposes a "Party" hereunder. Except as otherwise set forth in the preceding sentence or as otherwise expressly provided hereunder, the Surviving Company and the Securityholders may not assign or transfer, any interest in the Indemnity Escrow Fund in whole or in part other than transfers to heirs, administrators, executors, successors and legatees upon death. The Indemnity Escrow Fund shall remain subject to this Escrow Agreement and no assignment or transfer by


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Surviving Company or the Securityholders shall in any way affect any rights that the Surviving Company or the Securityholders may have in the Indemnity Escrow Fund.

              4.4 Termination of the Indemnity Escrow Account and Release of the Indemnity Escrow Fund. The Escrow Agent shall hold the Indemnity Escrow Fund in the Indemnity Escrow Account until the Distribution Date; provided, however, if the Surviving Company has asserted any Claims under Section 4.2(a) hereof prior to such time, the amount of such Claims shall be retained in the Indemnity Escrow Account until all of such Claims are finally resolved in accordance with the provisions of this Agreement and the Merger Agreement. Upon the resolution of such Claims, the amounts remaining in the Indemnity Escrow Account will be distributed in accordance with the terms of this Agreement.

              4.5 Provisions of the Merger Agreement. Nothing in this Agreement shall derogate from, or modify in any respect any of the rights and obligations of KAT Holdings, the Surviving Company and the Securityholders under the Merger Agreement, including, without limitation, Article 11 thereof with respect to indemnification.

              4.6 Reports. The Escrow Agent shall furnish to the Representative and the Surviving Company reports accounting for all investments and interest and income related to the Indemnity Escrow Fund. Such accounting shall be furnished no less frequently than every 30 days and upon request of the Representative or the Surviving Company.

                                   ARTICLE V.

                     PROVISIONS CONCERNING THE ESCROW AGENT

              5.1 Amendments and Modifications. The Escrow Agent shall not in any way be bound or affected by any amendment, modification or cancellation of this Agreement which increases or alters the obligations of the Escrow Agent under or pursuant to this Agreement, unless the same shall have been agreed to in writing by the Escrow Agent.

              5.2 Compensation. The Escrow Agent shall be entitled to the fees set forth on Schedule A attached hereto and to reimbursement for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred in connection with the performance of its services hereunder. The Surviving Company shall bear the liability for fees owed to and reimbursement of expenses incurred by the Escrow Agent pursuant to this Section 5.2. Upon receipt by the Surviving Company of the Escrow Agent's written notice itemizing such fees and out-of-pocket expenses, the Escrow Agent shall be entitled to the payment thereof within thirty (30) days after such written notice is given. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall be entitled to retain from any disbursements requested hereunder and payable to the Surviving Company any outstanding fees and/or expenses owed to it by the Surviving Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this


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Agreement; provided however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation (other than in respect of a breach of the Escrow Agent's obligations hereunder) pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy or litigation.

              5.3 Duties of the Escrow Agent. This Agreement sets forth the duties and obligations of the Escrow Agent with respect to any and all matters pertinent to its acting as such hereunder. The Escrow Agent shall not have duties or responsibilities under this Agreement other than those specifically set forth herein and shall act only in accordance with the provisions hereof. Without limiting the generality of the foregoing, the Escrow Agent shall not have any duty or responsibility (i) to enforce or cause to be enforced any of the terms and conditions contained in the Merger Agreement, or (ii) to verify the accuracy or sufficiency of any notice believed by it to be genuine or other document believed by it to be genuine, received by it in connection with this Agreement. The Escrow Agent shall be entitled to rely upon any instructions or directions given to it in writing under this Agreement signed by the proper Party or Parties and shall be entitled to treat as genuine any instruction or document delivered to it hereunder and reasonably believed by it to be genuine and to have been presented by the proper Party or Parties, without being required to determine the authenticity or correctness of any fact stated therein, or the authority or authorization of the person or persons making and/or delivering the same.

              5.4 Liability of the Escrow Agent. Neither the Escrow Agent nor any of its officers, directors, employees, shareholders, representatives or agents shall be liable to KAT Holdings, the Surviving Company or the Representative, or any other person or entity for or in respect of any damages, losses, charges, penalties, or costs and expenses ("Losses") resulting from or arising out of any act or failure to act by it in good faith in connection with this Agreement, other than for any Loss which shall be finally adjudicated to be the result of gross negligence or willful or reckless misconduct on the part of the Escrow Agent or any such officers, directors, employees, shareholders, representatives or agents. The Escrow Agent shall not be liable or responsible because of the loss of any monies arising as a result of investments made in accordance with this Agreement or through the insolvency or the act of default or omission of any depository in which such monies shall have been deposited. Any payments of income from (i) the Indemnity Escrow Account, or the Escrow Interest Account, as the case may be, shall be subject to withholding regulations then in force with respect to United States Taxes. If applicable, the Parties will provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 5.4 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent. The Escrow Agent shall provide all appropriate forms and documentation to the Representative (with copies thereof to the Surviving Company) so as to permit the Securityholders to file Tax Returns, and pay all


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Taxes with respect to income earned on (i) the Indemnity Escrow Account or (ii)
the Escrow Interest Account, as the case may be.

              5.5 Indemnity of the Escrow Agent. The Surviving Company shall protect, defend, indemnify and hold harmless the Escrow Agent against any and all costs, losses, damages, liabilities, claims, expenses (including the reasonable fees and expenses of counsel) and claims incurred by it without gross negligence or willful misconduct on the Escrow Agent's part arising out of or in connection with its entering into this Escrow Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability relating to this Escrow Agreement.

              5.6 Resignation of the Escrow Agent. At any time that the Escrow Agent so chooses, the Escrow Agent may resign from its duties hereunder by giving not less than thirty (30) days' prior written notice to the Surviving Company and the Representative and the Surviving Company and the Representative shall designate, by mutual consent, a successor escrow agent; provided, that notwithstanding any resignation date set forth in the Escrow Agent's notice, such resignation shall not take effect until receipt by the Escrow Agent of an instrument duly executed by a successor escrow agent evidencing its appointment as Escrow Agent hereunder and acceptance of this Agreement. If no successor escrow agent is appointed within such thirty (30) day period, the Escrow Agent may deposit the amount remaining in the Indemnity Escrow Account and Escrow Interest Account with a court of competent jurisdiction as provided in Section
5.8 hereof, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

              5.7 Removal of Escrow Agent. The Escrow Agent may be removed at any time by mutual agreement of the Surviving Company and the Representative by giving not less than thirty (30) days' prior written notice to the Escrow Agent. Prior to the expiration of such thirty (30) day period, the Surviving Company and the Representative shall designate, by mutual consent, a successor escrow agent. If no successor escrow agent is appointed within such thirty (30) day period, the Escrow Agent may deposit the amount remaining in the Indemnity Escrow Account and Escrow Interest Account with a court of competent jurisdiction as provided in Section 5.8 hereof, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

              5.8 Deposit with Court. Notwithstanding anything herein to the contrary, in the event of any disagreement between any of the Parties to this Agreement, or between them and any other person, resulting in adverse claims or demands being made against the Indemnity Escrow Fund, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may be discharged of its duties and obligations hereunder upon its deposit, at any time after ten (10) days' written notice to the Surviving Company and the Representative of the amount remaining in the Indemnity Escrow Fund with a federal court of competent jurisdiction in Southern District of New York, New York. The Parties hereby submit to the personal jurisdiction of any such court, waive any and all right to contest the jurisdiction of such


                                       7
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court, and consent to service of process by hand delivery or mail delivery thereof to their respective addresses set forth in Section 6.1 hereof.

              5.9 Ability to Consult Counsel. The Escrow Agent may confer with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and it shall be fully protected in acting in accordance with the opinions of such counsel.

                                   ARTICLE VI.

                                  MISCELLANEOUS

              6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed to the parties at the following facsimile numbers or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         Notices to KAT Holdings or the Surviving Company:

                           c/o Kenner & Company, Inc.
                           437 Madison Avenue
                           36th Floor

                            New York, NY 10022

                            Attn: Jeffrey L. Kenner
                                  Mark L. Deutsch
                                  Thomas M. Wolf
                            Facsimile: (212) 758-0406

                  with a copy to:

                            Mayer, Brown, Rowe & Maw LLP
                            1675 Broadway
                            New York, NY 10019

                            Attn: James B. Carlson
                            Facsimile: (212) 262-1910


         Notices to the Representative:

                           Ardatrium, L.L.C
                           Two Greenich Office Park
                           Greenwich, CT 06381

                           Attn: Daniel T. Morley
                           Facsimile: (203) 661-8210


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                  with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           75 East 55th Street
                           New York, NY 10022
                           Attn: Joel M. Simon
                                 Marie Censoplano
                           Facsimile: (212) 319-4090

         Notices to the Escrow Agent:

                           Wells Fargo Bank, N.A.
                           505 Main Street, Ste. 301
                           Fort Worth, Texas 76102
                           Attn: Melissa Scott
                           Facsimile: (817) 885-8650

                  Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered; on the date of receipt, if faxed; three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested; and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

                  6.2 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  6.3 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

                  6.4 Section Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

                  6.5 Modification and Waiver. Subject to Section 5.1 hereof, any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by the written agreement of the Surviving Company and the Representative, with the consent of the Escrow Agent (which shall not be unreasonably withheld). Subject to Section 5.1 hereof, no supplement, modification or amendment of this


                                       9
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Agreement shall be binding unless executed in writing by the Surviving Company and the Representative, with the consent of the Escrow Agent (which shall not be unreasonably withheld). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

                  6.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. The parties further agree that any court of competent jurisdiction is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court of competent jurisdiction shall be binding upon and enforceable against each of them.

                  6.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective heirs, administrators, executors, successors and permitted assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein. Notwithstanding anything to the contrary set forth herein, upon the consummation of the Merger in accordance with the Merger Agreement, the Parties hereto acknowledge and agree that any and all rights and obligations of KAT Holdings hereunder shall be transferred and assigned to the Surviving Company as the successor to KAT Holdings, and, upon the consummation of the Merger, the Surviving Company shall be deemed for all purposes a "Party" hereunder.

                  6.8 Termination.

                      (a) This Agreement shall terminate upon the earliest to occur of (i) the expiration of the Term or (ii) by mutual written consent of the Surviving Company and the Representative.

                      (b) The Escrow Agent's rights to indemnity and to receive payment of its fees and expenses shall survive any termination of this Escrow Agreement.

                  6.9 Securities Statements. Pursuant to the regulations of the Office of the Comptroller of the Currency, 12 C.F.R. 12.5(a), the Surviving Company and the Representative have the right to receive, at no additional cost and within five (5) business days of the transaction, a written notification disclosing certain information relating to securities purchase and sale transactions in the Indemnity Escrow Account. The Escrow Agent has the option of furnishing to the Surviving Company and the Representative either (i) a copy of the broker-dealer confirmation relating to the transaction, or (ii) a


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


written notification disclosing the Escrow Agent's name, the account name, the Escrow Agent's capacity in the transaction, the date of execution (and, upon the Surviving Company's or the Representative's written request, the time of execution) of the transaction, the identity, price and number of shares involved, the remuneration to the broker-dealer and its identity, the total remuneration to be received by the Escrow Agent and, if no broker-dealer was involved, the identity of the person from whom the security was purchased or to whom it was sold.

                  In lieu of the foregoing time and form of notification, the Surviving Company and the Representative agree that the Escrow Agent's periodic statements, transmitted pursuant to the terms of this Escrow Agreement, will suffice.

                  6.10 Form 1099. The Escrow Agent shall provide any Form 1099 required to be provided in respect of the Indemnity Escrow Account and Escrow Interest Account to the Representative.

                  6.11 Authorized Signatories. The following persons are authorized to direct the Escrow Agent regarding any transactions with respect to this Escrow Agreement including, but not limited to, investment and/or disbursement of the funds and securities held hereunder.


        -----------------------------------
        Mark Deutsch,
           on behalf of KAT Holdings


        -----------------------------------
        Daniel T. Morley,
        on behalf of the Representative


                  6.12 Tax Liabilities. For purposes of federal and other Taxes the Securityholders shall be treated as the owners of one hundred percent (100%) of the Indemnity Escrow Account and the Escrow Interest Account and the Securityholders will report all income, if any, that is earned on, or derived from, the Indemnity Escrow Account and Escrow Interest Account as the Securityholders' income, in the taxable year or years in which such income is properly includible and pay any and all Taxes attributable thereto, regardless of whether any distributions are made to such Securityholder. The Parties agree that this provision will be consistently applied by the Parties and is intended to satisfy Proposed Treasury Regulation Section 1.468B-8(h)(2).

                  6.13 Tax-Related Information. To the extent furnished to the Representative by any Securityholder, the Representative shall provide to the Escrow Agent (i) a Tax Identification Number for such Securityholder as assigned by the Internal Revenue Service ("IRS") (ii) a properly completed and fully executed IRS Form W-9 for such Securityholder and (iii) documentation as to the amount of the Indemnity Escrow Account allocated to such Securityholder.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and the year first above written.


                                          KAT HOLDINGS, INC.

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                            THE REPRESENTATIVE OF THE
                                            SECURITYHOLDER PARTIES
                                            PURSUANT TO SECTION 12 OF THE
                                            MERGER AGREEMENT:

                                            ARDATRIUM, L.L.C

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            ESCROW AGENT:

                                            WELLS FARGO BANK, N.A.

                                            By:
                                               ---------------------------------
                                               Name: Melissa Scott
                                               Title: Vice President

                                   SCHEDULE A

                                Escrow Agent Fees
                             Wells Fargo Bank, N.A.
                                 as Escrow Agent

Acceptance Fee                                        $500

Acceptance Fee shall be due at closing and includes review of document and set up of all accounts.

Annual; Administrative Fee                           $2,500

This Annual administrative fee includes all receipts and disbursements during the term of the escrow. Also includes investment of funds, if any, in the Wells Fargo Money Market Funds. Transaction charges of $35 per purchase/sale will be billed for security purchases if funds are not invested in a Wells Fargo Money Market Fund. The administrative fee shall be due upon opening of account and annually thereafter for any year or part thereof.

Investments

Sweep fees for investment of funds in the Wells Fargo Money Market Fund Family shall be waived.

Out of Pocket Expenses

All out-of-pocket expenses including but not limited to attorney's fees and expenses, express mail, telecopier, wire transfer charges, courier expenses, or other expenses incurred by the Escrow Agent during its acceptance and annual administration shall be billed at cost.

Extraordinary Expenses

Charges for extraordinary expenses or for the performance of any service not of a routine administrative nature or not specifically covered elsewhere in this schedule of fees will be determined by appraisal at the time in amounts commensurate with the service rendered.


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